EXHIBIT 99.1
                                                                    ------------

NEWS RELEASE
------------
FOR IMMEDIATE RELEASE
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CONTACTS:
Moosa E. Moosa             Jane Miller
Chief Financial Officer    Corporate Relations Manager
(603) 595-7000             (603) 594-8585 ext. 3346


               PRESSTEK REPORTS STRONG FIRST QUARTER 2003 RESULTS
           -COMPANY ACHIEVES SOLID REVENUE AND EARNINGS PERFORMANCE -

HUDSON, NH--APRIL 24, 2003--Presstek, Inc. (Nasdaq:PRST), a leading provider of direct digital imaging technology, today announced financial results for the first quarter ended March 29, 2003.

The company reported net income for the first quarter of 2003 of $1.8 million, or $.05 per diluted share, compared to $183,000, or $.01 per diluted share, for the corresponding period in the prior year, and net income of $2.4 million, or $.07 per diluted share in the fourth quarter of 2002. Fourth quarter 2002 net income includes a $1.0 million favorable adjustment to the company's restructuring reserves. Revenues for the first quarter ended March 29, 2003 were $22.44 million, compared to $20.80 million in the same period a year ago, and $22.38 million in the fourth quarter of 2002.

Consumable revenues for the first quarter of 2003 were $13.6 million, down slightly from $13.7 million in the corresponding period in the prior year, and up slightly from $13.5 million in the fourth quarter of 2002. Equipment revenues for the first quarter were $7.6 million, up 22% from $6.2 million in the same period a year ago, and down slightly from $7.8 million in the previous quarter. Revenue and net income for the first quarter of 2003 were only minimally impacted by the implementation of the company's new DI consumable distribution channel in Europe.

Results for the first quarter of 2003 include an operating loss before inter-company charges of $1.1 million at the company's Lasertel subsidiary, compared to an operating loss before inter-company charges of $1.4 million in the previous quarter, and $1.6 million in the same period a year ago. Lasertel recorded $275,000 in revenues from sales to external commercial customers in the first quarter of 2003.

Gross margins for the first quarter were 42%, compared to 39% in the first quarter of 2002. This was primarily the result of lower warranty costs, productivity and yield improvements, and the favorable impact of the external sales by Lasertel.

Operating expenses (being the sum of research & development and sales, general & administrative expenses) were $7.5 million in the first quarter of 2003, compared to $7.1 million in the prior quarter, and $7.7 million in the same period last year. The slight quarter-over-quarter rise in operating expenses in the first quarter of 2003 is primarily the result of increased service and support costs.

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
Commenting on the first quarter, President and Chief Executive Officer Edward J. Marino said, "We are very pleased with our first quarter results. Excluding the one-time $1.0 million favorable restructuring reserve adjustment to net income last quarter, net income of $1.8 million for the first quarter of 2003 is the highest reported in the last nine quarters, and we have now recorded three consecutive quarters of steady growth in revenues, gross margins and net income. These results are particularly gratifying because they were achieved in the continuing soft capital equipment and graphic arts market. We believe they are a direct result of the operating and marketing initiatives we began a year ago."

"In the first quarter of 2003, we had a meaningful increase in revenues from external commercial customers at Lasertel," said Marino. "These revenues came primarily from sales of production laser diode products for military applications, and are the result of our targeted marketing efforts."

Commenting on the balance sheet for the first quarter of 2003, Chief Financial Officer Moosa E. Moosa said, "I am happy to report that our balance sheet continued to improve in the first quarter of 2003. During the quarter the company generated $4.1 million in cash from operations. Cash and cash equivalents at the end of the quarter increased significantly to $20.6 million from $17.6 million at the end of the fourth quarter of 2002."

Moosa continued, "Total debt at the end of the first quarter of 2003 was down $755,000 from the previous quarter. More importantly, our cash position continues to be in excess of our debt."

Presstek also announced today that it has begun to implement a further streamlining of its operations. The streamlining responds proactively to the company's evolving business model, which over the past year has included the addition of new partners, the expansion of existing partner relationships, a shift in distribution channels and a revamped outsourced service strategy. In addition, the company plans to realign its workforce to gain maximum efficiency, which is expected to result in a workforce reduction of approximately 20%. The company expects to incur one-time charges in the second quarter of this year of approximately $0.7 million related to the severance costs associated with the workforce reduction. The streamlining, which is expected to be complete by mid-May, is expected to produce an annualized cost savings of approximately $4.0 million going forward.

Marino stated, "Presstek needs to improve the value proposition to our customers and to invest more in developing our marketing channels. We plan to increase investment in our marketing efforts in order to build our marketing and distribution capabilities. We must also invest in our customers by lowering the cost of ownership of our products. We cannot, however, compromise our financial commitments to achieve these goals. Consequently, we must prepare the company for these changes, and that is what we are doing. We believe we have found a way to streamline the business that is both positive and constructive, in the sense that it is not expected to jeopardize our effectiveness. We believe these investments will serve to strengthen company in the long run."

CONFERENCE CALL
Presstek's first quarter conference call is scheduled to take place at 11:00 a.m. (Eastern) on Thursday, April 24, 2003. In the call the company intends to discuss first quarter 2003 earnings results, as well as other matters discussed in this press release.

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To participate in the call, dial (719) 457-2640. To listen to a live web cast of the call, log on to the Investor Relations section of Presstek's website, www.presstek.com, fifteen minutes prior to start time. The webcast will be archived and available for replay until midnight (ET) on May 1, 2003. You may also listen to a telephone replay of the call from 2:00 p.m. (ET) on April 24, 2002 to midnight (ET) on May 1, 2003, by dialing (888) 203-1112, access code 324210.

Presstek, Inc. is a leading developer of digital laser imaging and chemistry-free plate technologies for the printing and graphic arts industries. Marketed to world-leading press manufacturers and directly to end users, Presstek's patented DI(R), CTP and plate products eliminate photographic darkrooms, film and toxic processing chemicals, reduce the printing turnaround time and lower the production costs. The company's Lasertel subsidiary supplies it with the valuable resources necessary for its next generation laser imaging devices.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Certain statements contained in this News Release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the results of and expected effects and benefits from the Company's enhanced marketing and sales efforts, the Company's expectations regarding the sale of products in general, the strength of the Company's relationships with its partners (both on manufacturing and distribution), expectations regarding the effects and benefits of the planned streamlining of operations, including expected workforce reductions, one time charges and cost savings, the Company's expectations regarding the improvement in the company's fundamentals, including the tightening of its financial controls, expectations for the Company's Lasertel subsidiary including its ability to improve revenues from its commercial laser diode products and develop external commercial customers for its products, and expectations regarding future growth and profitability. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the Company's dependency on its strategic partners (both on manufacturing and distribution), the introduction of competitive products into the marketplace, shortages of critical or sole-source component supplies, the availability and quality of Lasertel's laser diodes, manufacturing constraints or difficulties (as well as manufacturing difficulties experienced by our sub-manufacturing partners and their capacity constraints), the impact of general market factors in the print industry generally and the economy as a whole, market acceptance of and demand for the Company's products and resulting revenues and other risks detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 2002 and the Company's other reports on file with the Securities and Exchange Commission. The words "looking forward," "looking ahead", "believe(s)," "should," "plan," "may," "expect(s)," "project(s), "anticipate(s)," "likely," "potential," "opportunity," and similar expressions, among others, identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. Presstek undertakes no obligation to update any forward-looking statements contained in this news release.


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                                 PRESSTEK, INC.
                            STATEMENTS OF OPERATIONS
                           FOR THE THREE MONTHS ENDED
                      (In thousands, except per share data)
                                   (unaudited)


                                                          March 29,       March 30,
                                                            2003            2002
                                                         ----------      ----------
REVENUES:
  Product sales                                          $   21,289      $   19,758
  Royalties and fees from licensees                           1,153           1,039
                                                         ----------      ----------
     Total revenues                                          22,442          20,797
                                                         ----------      ----------

COSTS AND EXPENSES:
  Cost of products sold                                      12,952          12,756
  Research and product development                            1,950           2,891
  Selling, general and administrative                         5,598           4,766
                                                         ----------      ----------
     Total costs and expenses                                20,500          20,413
                                                         ----------      ----------

INCOME FROM OPERATIONS                                        1,942             384
                                                         ----------      ----------

INTEREST, NET                                                  (152)           (201)
                                                         ----------      ----------

INCOME BEFORE INCOME TAXES                                    1,790             183
PROVISION FOR INCOME TAXES                                       --              --
                                                         ----------      ----------
NET INCOME                                               $    1,790      $      183
                                                         ==========      ==========

EARNINGS PER SHARE - BASIC                               $     0.05      $     0.01
                                                         ==========      ==========

EARNINGS PER SHARE - DILUTED                             $     0.05      $     0.01
                                                         ==========      ==========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC           34,142          34,122
                                                         ==========      ==========
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - DILUTED         34,186          34,164
                                                         ==========      ==========


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                                 PRESSTEK, INC.
                                 BALANCE SHEETS
                                 (In thousands)



                                                          March 29,     December 28,
                                                            2003            2002
                                                         ----------      ----------
                                                         (unaudited)
ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                              $   20,627      $   17,563
  Accounts receivable, net                                   16,758          15,108
  Inventories                                                10,483          11,715
  Other current assets                                          648             554
                                                         ----------      ----------
     Total current assets                                    48,516          44,940
                                                         ----------      ----------


PROPERTY, PLANT AND EQUIPMENT, NET                           50,682          52,291
                                                         ----------      ----------


OTHER ASSETS, NET                                             4,402           4,565
                                                         ----------      ----------

TOTAL ASSETS                                             $  103,600      $  101,796
                                                         ==========      ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Current portion of long-term debt                           3,205           3,045
  Accounts payable                                            2,841           3,331
  Accrued expenses                                           10,346           9,603
  Deferred revenue                                              859             389
                                                         ----------      ----------
     Total current liabilities                               17,251          16,368
                                                         ----------      ----------

LONG-TERM DEBT, NET OF CURRENT PORTION                       12,747          13,662
                                                         ----------      ----------

STOCKHOLDERS' EQUITY:
  Common stock                                                  341             341
  Additional paid-in capital                                 97,449          97,403
  Retained deficit                                          (24,188)        (25,978)
                                                         ----------      ----------
     Total stockholders' equity                              73,602          71,766
                                                         ----------      ----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY               $  103,600      $  101,796
                                                         ==========      ==========


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